Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$250,733
Unrealized Gain (Loss) on Market Value of Commodity Futures	642,567
Dividend Income	154
Interest Income	96
Total Income (Loss)	$893,550

Expenses
General Partner Management Fees	$6,607
Professional Fees	15,918
Brokerage Commissions	174
Directors' Fees and insurance	1,114
NYMEX License Fee	132
Total Expenses	23,945
Expense Waiver	(16,016)
Net Expenses	$7,929
Net Income (Loss)	$885,621

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$9,979,162
Net Income (Loss)	885,621

Net Asset Value End of Month	$10,864,783
Net Asset Value Per Share (1,000,000 Shares)	$10.86

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596